UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2019

2050 MOTORS, INC.

(Exact name of Registrant as specified in its Charter)

California	001-13126	83-3889101
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

25 N River Lane, Suite 2050, Geneva, IL 60134

(Address of principal executive offices)

(630) 708-0750

(Registrant’s Telephone Number)

1340 Brook St. Unit M, St Charles, IL 60174

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [X]

2050 Motors, Inc. is referred to herein as “we”, “us”, or “us”

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 2, 2019, 2050 Motors, Inc. (aka “2050 Corp.”) entered into a material definitive agreement (the “Agreement”) to acquire 50% of KANAB CORP., a Wyoming corporation formed by our CEO, Vikram Grover, that is developing a social network targeting the global cannabis industry @ www.kanab.club. As part of the Agreement, the Company purchased 50% of KANAB CORP. in the form of one million (1,000,000) common shares out of two million (2,000,000) issued and outstanding common shares and ten million (10) authorized common shares. There are no issued, outstanding or authorized preferred shares of KANAB CORP. The transaction closed on May 26, 2018 with no equity dilution to 2050 Motors’ shareholders.

Management expects the social network to go live during 2019. As part of the Agreement, 2050 Motors is providing KANAB CORP. an option to spin-off or spin-out to 2050 shareholders as its own public company upon achieving appropriate milestones and scope/scale within the next three (3) years.

Item 9.01. Exhibits

(a) Exhibits. The following exhibit is filed with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Securities Purchase Agreement (SPA) – KANAB CORP. & 2050 Motors, Inc.
10.2	KANAB CORP. Stock Certificate
10.3	MarkUp Designs Statement of Work (SOW)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

2050 MOTORS, INC.

Date: May 28, 2019	By:	/s/ Vikram Grover
Vikram Grover
Chief Executive Officer